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                                                                   EXHIBIT 10.10

          INDEMNIFICATION AGREEMENTS IN EFFECT AS OF JANUARY 23, 2002

DIRECTORS:
Tom A. Alberg
Christopher T. Bayley
Richard L. McCormick
John W. Stanton
Walter F. Walker

EXECUTIVE OFFICERS:
William C. Britts
Jon W. Gacek
John W. Powell
Said Rahmani-Khezri
Linda A. Schoemaker
Charles H. Stonecipher
Peter H. van Oppen